Exhibit 10.1

February 6, 2020

Dear _____________:

You are a valued member of The Meet Group and we greatly appreciate your contributions, dedication, and continued commitment during the Company’s proposed sale process.

As a token of our appreciation, you are being granted a bonus of ___% of your base salary payable at the time of a closing of the sale of the Company (resulting in a change of control) to _____________. As we may have discussed, we expect to close any such deal before September 1 of this year, although that would remain subject to receiving the necessary shareholder and regulatory approvals.

This bonus is contingent on your continued employment at the time of payout, there is no guarantee of this bonus payout, and this bonus does not constitute a guarantee of continued employment.

You are a critical part of the team, and it is our hope that this bonus helps to convey the Company’s appreciation of your efforts.

If you have any questions, please do not hesitate to contact me.

Sincerely,

Katie Taylor

VP of Human Resources